                                                                    Exhibit 23.4

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Platinum Underwriters Holdings, Ltd.:


We consent to the use of our reports, dated February 25, 2005, with respect to the consolidated balance sheets of Platinum Underwriters Holdings, Ltd. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003, and the period April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which are incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/  KPMG LLP

New York, New York
November 4, 2005